Exhibit 31.4
CERTIFICATIONS
I, Holden Lewis, certify that:
1.I have reviewed this Amendment No 1. to Annual Report on Form 10-K/A of Fastenal Company; and
2.Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date:	February 10, 2022
/s/ Holden Lewis
Holden Lewis
Executive Vice President and Chief Financial Officer
(Principal Financial Officer)